EX 99-2

Selected operating data for as of and for the year ending December 31, 2002 follows:

Selected Operating Data - In Millions - UNAUDITED
--------------------------------------------------------------------------------
    Year Ending December 31, 2002
         Operating revenues                                           $ 1,517.4
         Operating income                                                 198.7
         Net income                                                        94.4
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Selected Balance Sheet Data - In Millions - UNAUDITED
-------------------------------------------------------------------------------
    At December 31, 2002
         Total assets                                                 $ 2,406.4
         Short-term borrowings                                            239.1
         Long-term debt, including current obligations                    907.6
         Total shareholder's equity                                       725.7
         Total capitalization, including current obligations            1,633.6
         Equity as a percent of total capitalization,
           including current obligations                                    44%
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The effects of the restatement on summarized financial data as of and for the year ending December 31, 2001 follows:

Selected Operating Data -
     In Millions - UNAUDITED                    Year Ended December 31, 2001
--------------------------------------------------------------------------------
                                            As Reported  Adjustment  As Restated
----------------------------------          -----------  ----------  -----------
    Operating revenues                       $ 1,410.4    $ (12.0)    $ 1,398.4
    Operating income                             112.7       (9.4)        103.3
    Net income                                    50.7      (12.2)         38.5
--------------------------------------------------------------------------------
Selected Balance Sheet Data -
     In Millions - UNAUDITED                       At December 31, 2001
--------------------------------------------------------------------------------
                                            As Reported  Adjustment  As Restated
-----------------------------------------   -----------  ----------  -----------
        Total assets                         $ 2,391.4    $ (15.2)    $ 2,376.2
        Short-term borrowings                    274.2          -         274.2
        Long-term debt, including current
          obligations                            913.7          -         913.7
        Total shareholder's equity               713.0      (12.2)        700.8
        Total capitalization, including
          current obligations                  1,627.2      (12.2)      1,615.0
        Equity as a percent of total
          capitalization, including
          current obligations                      44%         -1%          43%
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The Company cautions that actual results could differ materially from those contained in this filing, since the audit of the above periods has not been completed. Specifically, the reaudit of its 2000 financial statements could result in restating its results from 2000, 2001, and 2002.